Exhibit 10.8

DATED     ______________________ 2021

THE SELLER

and

SUPER GROUP (SGHC) LIMITED

SHARE BUYBACK AGREEMENT
RELATING TO SHARES IN SUPER GROUP (SGHC) LIMITED

THIS AGREEMENT is made on ______________________ 2021

BETWEEN:

(1)	[__________________ as trustees of ____________________________ (the "Trust")] of _________________________________] (the “Seller”)[1]; and

(2)
Super Group (SGHC) Limited, a non-cellular company limited by shares incorporated in the island of Guernsey with company number 69022 and having its registered office address at Kingsway House, Havilland Street, St Peter Port, Guernsey GY1 2QE (the “Company”),

each a “party” and together, the “parties”.

BACKGROUND:

(A)
The Company, SGHC Limited, a non-cellular company limited by shares incorporated in the Island of Guernsey (“SGHC”), and Sports Entertainment Acquisition Corp., a Delaware corporation (the “SPAC”), among others, entered into a Business Combination Agreement dated as of April 23, 2021 (the “BCA”), pursuant to which the parties agreed that, among other things, (i) on the Closing Date, immediately prior to the Closing, the Company and SGHC will undergo a pre-closing reorganization as set forth in Section 2.1(a) of the BCA which provides for, among other things, the exchange by the Pre-Closing Holders, of all the issued shares of SGHC for Newco Common Shares (the "Share for Share Exchange"), and (ii) following the Merger Effective Time, the Company shall repurchase NewCo Common Shares from certain Pre-Closing Holders for cash consideration equal to $10.00 per NewCo Common Share (as defined below).

(B)
Newco, SGHC, the SPAC and the Pre-Closing Holders have entered into separate transaction support agreements relating to each such Pre-Closing Holder dated as of April 23, 2021, in accordance with the terms of the BCA, (each a “Transaction Support Agreement” and together the “Transaction Support Agreements”), pursuant to which each such Pre-Closing Holder appointed and granted to SGHC full power to act as its true and lawful representative, agent and attorney-in-fact, among other things, to execute such agreements and documents as might be necessary to implement all steps involved in the Pre-Closing Reorganization as set out in the BCA and the Transaction Support Agreements (the “Power of Attorney”).

(C)
NewCo, SGHC, and the Pre-Closing Holders have entered into an Exchange Agreement, pursuant to which the Company will issue to each such Pre-Closing Holder ordinary redeemable shares of no par value of the Company (the “NewCo Common Shares” and each a “NewCo Common Share”).

1 Note to Draft: To be amended as appropriate for the relevant Seller entity; provided that Knutsson Limited and Peregrine Offshore Services Ltd as Trustees of the Chivers Trust will not be executing a Repurchase Agreement.

(D)
The Seller has agreed to sell and the Company, in exercise of its powers conferred by section 314(1) of the Companies (Guernsey) Law, 2008, as amended (the "Law")  has agreed to buy from Seller _________ percent (__%) of the Seller’s NewCo Common Shares  (the “Target Sale Shares”), or such lesser number of NewCo Common Shares as adjusted where applicable by the provisions of clause 2.1.1, and otherwise subject to the terms of this Agreement.

(E)	By a written special resolution dated [•], 2021, the Company's shareholders have authorised the Company’s entry into this Agreement and the terms hereunder, for the purposes of section 314 of the Law.

(F)	It is noted that once purchased by the Company, the Sale Shares shall be cancelled.

1.	Definitions and Interpretation

1.1	Capitalised terms not otherwise defined herein shall have the meaning given to them in the BCA.

1.2	In this Agreement, the words and expressions set out below shall have the following meanings.

"Aggregate Target Sale Shares" means the maximum number of NewCo Common Shares to be acquired by the Company from the Pre-Closing Holders pursuant to the terms and conditions of the BCA (including Section 2.2(c)(iv) thereof) and separate share repurchase agreements in substantially the same form as this Agreement, on the basis that the Company has sufficient Available Distributable Cash to purchase such shares at $10 per share;

"BCA" has the meaning given in Recital (A);

"Business Day" means any day other than a Saturday or a Sunday or public holiday in the State of New York, United States, London, England or Guernsey, Channel Islands;

“Completion” has the meaning given in clause 2.3;

“Encumbrance” means any mortgage, charge, security interest, lien, pledge, assignment by way of security, equity, claim, right of pre-emption, option, covenant, restriction, reservation, lease, trust, order, decree, judgment, title defect (including, without limitation, any retention of title claim), conflicting claim of ownership or any other encumbrance of any nature whatsoever (whether or not perfected other than liens arising by operation of law);

"Law" has the meaning given in Recital (D);

"NewCo Common Shares" and "NewCo Common Share" has the meaning given in Recital (C).

“Power of Attorney” has the meaning given in Recital (B);

“Purchase Price” has the meaning given in clause 2.1;

"Sale Shares" means the Target Sale Shares as defined in Recital (D) or such lesser number of NewCo Common Shares as calculated in accordance with Clause 2.1.1;

“SGHC” has the meaning given in Recital (A);

"Share for Share Exchange" has the meaning given in Recital (A);

"SPAC" has the meaning given in Recital (A);

"Target Sale Shares" has the meaning given in Recital (D); and

“Transaction Support Agreement” and “Transaction Support Agreements” have the meaning given in Recital (B).

In this Agreement, unless the context otherwise requires:

1.2.1	the masculine gender shall include the feminine and vice versa;

1.2.2	references to any person shall include any individual, body corporate and unincorporated association;

1.2.3	references to any party include a reference to the estate, legal personal representative, successor, or permitted assigns of that party;

1.2.4	references to time are to Guernsey time;

1.2.5	any reference to a clause is to a clause of this Agreement;

1.2.6	headings and sub-headings are inserted for convenience only and shall not affect the construction of this Agreement;

1.2.7	references to “$” or “dollars” shall mean the United States Dollar; and

1.2.8	general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general terms.

2.	Sale and purchase of NewCo Common Shares

2.1
Subject to (i) the provisions of the Companies (Guernsey) Law, 2008, as amended, (ii) completion of the Share for Share Exchange and (iii) subclause 2.1.1, the Seller agrees to sell and transfer the legal and beneficial interest to the Sale Shares free from all Encumbrances and together with all rights that attach (or may in the future attach) to them for a price per Sale Share of $10 (ten dollars) (the “Purchase Price”) to the Company and the Company agrees to purchase the Sale Shares and to pay the aggregate Purchase Price to the Seller.

2.1.1
In the event that, immediately after the Closing, NewCo has insufficient Available Distributable Cash pursuant to Section 2.2(c)(iv) of the BCA to purchase the Aggregate Target Sale Shares at the Purchase Price, the number of Sale Shares to be sold pursuant to this clause 2.1 shall be reduced to such number of Sale Shares as may be determined pursuant to the following formula:

(Y/Z)*(A/B)

Where:

Y is the total Available Distributable Cash that is available to pay the aggregate Purchase Price of this Agreement and the aggregate Purchase Price of each other Share Buyback Agreement executed by NewCo and other Pre-Closing Holders in connection with the Closing

Z is $10, being the Purchase Price

A is the number of Target Sale Shares contemplated by this Agreement and

B is the number of Aggregate Target Sale Shares contemplated by each Share Buyback Agreement executed by NewCo and each of the Pre-Closing Holders in connection with the Closing including, for the avoidance of doubt, the Target Sale Shares contemplated by this Agreement.

2.2	The Seller hereby consents to the sale of the Sale Shares in accordance with the terms of this Agreement pursuant to section 313(3) of the Law.

2.3	Completion of the sale and purchase of the Sale Shares (“Completion”) shall take place immediately following and conditioned upon the Closing, when:

2.3.1	the Seller, or SGHC through the Power of Attorney, as the case may be, shall:

2.3.1.1
deliver to the Company the share certificate(s) or other evidence of title to the Sale Shares (if any) (or an indemnity for any missing or damaged share certificates in a form acceptable to the Company, where share certificates have been issued); and

2.3.1.2	execute and deliver to the Company any other documents which are necessary to give effect to the transfer of the Sale Shares.

2.3.2
subject to the Seller's compliance with clause 2.3.1, the Company shall satisfy its obligation to pay the Purchase Price to the Seller by way of electronic transfer of immediately available funds to the Seller's bank account as notified to the Company in writing at least five (5) Business Days prior to Closing for such purposes and shall procure that the register of members of the Company shall be written up to reflect the transfer and subsequent cancellation of the Sale Shares.

2.4
The parties agree that the Company shall be entitled to cancel any share certificate(s) relating to the Sale Shares immediately following Completion without any further action or authority from the Seller.

2.5	The Company shall not be obliged to complete the purchase of any of the Sale Shares unless the purchase of all the Sale Shares is completed simultaneously.

3.	Warranties

3.1	The Seller warrants to the Company on the date of this Agreement and immediately prior to Completion that:

3.1.1
the Seller is the sole legal owner of the Sale Shares and the beneficiary[ies] of the Trust [is/are] the sole beneficial owner[s] and the Seller is entitled, and has the right, to transfer the entire legal and beneficial title to the Sale Shares to the Company free from all Encumbrances, without the consent of any other person; / the Seller is the sole legal and beneficial owner of the Sale Shares and is entitled, and has the right, to transfer the entire legal and beneficial title to the Sale Shares to the Company free from all Encumbrances, without the consent of any other person;

3.1.2
this Agreement and the other documents referred to in it constitute (or shall constitute when executed) valid, legal and binding obligations on the Seller in the terms of this Agreement and such other documents;

3.1.3	entry into and compliance with the terms of this Agreement and the documents referred to in it shall not breach or constitute a violation, breach or default under any of the following:

3.1.3.1	any agreement or instrument to which the Seller is a party or by which it is bound;

3.1.3.2	any order, judgment, decree or other restriction applicable to the Seller;

3.1.3.3	any applicable laws or regulations or of any order, decree, judgment, decision or requirement of any authority applicable to the Seller; or

3.1.3.4	a requirement for the Seller to obtain any consent or approval of, or give any notice to or make any registration with, any authority which has not been obtained or made;

3.1.4
the Seller is not in a state of bankruptcy or similar status under the laws of any relevant jurisdiction by reason of the relevant officer being appointed or court order being granted, and no petition has been presented, court order made, court process started, resolution passed or meeting convened in relation to any bankruptcy process or similar status under the laws of any relevant jurisdiction;

3.2	Save as provided in clause 3.3, the warranties in clause 3.1 shall continue in full force and effect notwithstanding Completion, but shall expire 12 months after the Closing Date.

3.3
Nothing in clause 3.2 shall apply to, exclude or limit the liability of the Seller if and to the extent that a Claim arises or is delayed as a result of dishonesty, fraud, wilful misconduct or wilful concealment by the Seller, its agents or advisers, all of which Claims shall survive indefinitely.

3.4	Save for the warranties given in clause 3.1, the parties give no other warranties or representations to the other of them.

4.	Further assurance

The Seller shall promptly execute and deliver such documents and perform such acts as the Company may require from time to time for the purpose of giving full effect to this Agreement.

5.	Assignment

No party shall assign, transfer, mortgage, charge, subcontract, delegate, declare a trust over or deal in any other manner with any of its rights and obligations under this Agreement.

6.	Costs

Each party shall pay the costs and expenses incurred by him or it in connection with the entering into and completion of this Agreement.

7.	Constitution of this Agreement

7.1
Subject to clause 7.2, this Agreement, together with the documents referred to in it, contain the entire agreement between the parties relating to the transactions contemplated by this Agreement and replaces and extinguishes all prior drafts, previous agreements, arrangements and understandings, whether in writing or oral, between the parties relating to these transactions except to the extent that they are repeated in this Agreement.

7.2	Nothing in this clause 7.2 operates to:

7.2.1	limit, affect or exclude any obligations or rights contained in the BCA or any other Ancillary Agreement or the Articles; or

7.2.2	limit or exclude any liability for fraud.

7.3
This Agreement may be executed in any number of counterparts, but shall not be effective until each party has executed at least one counterpart, all of which, taken together shall constitute one and the same Agreement and any party may enter into this Agreement by executing a counterpart.

7.4	No variation of this Agreement shall be effective unless made in writing and signed by each of the parties.

8.	Rights

8.1	The rights, powers, privileges and remedies provided in this Agreement are cumulative and are not exclusive of any rights, powers, privileges or remedies provided by law or otherwise.

8.2	No failure to exercise nor any delay in exercising any right, power, privilege or remedy under this Agreement shall in any way impair or affect its exercise or operate as a waiver in whole or in part.

8.3	No single or partial exercise of any right, power, privilege or remedy under this Agreement shall prevent any further or other exercise or the exercise of any other right, power, privilege or remedy.

8.4	The provisions of this Agreement shall remain in full force and effect notwithstanding Completion.

8.5	This Agreement shall be binding upon and benefit the successors of the parties.

9.	Third Parties

9.1	Except where expressly stated in this Agreement to the contrary:

9.1.1
save for the rights granted to the Company in this Agreement, a person who is not a party to this Agreement (or his successors or permitted assignees) has no rights to enforce or enjoy the benefit of any term of this Agreement;

9.1.2
no termination, amendment, compromise, waiver or settlement of this Agreement or any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) requires the consent of any person who is not a party to it.

10.	Notices

10.1	Any notice given to a party under or in connection with this Agreement shall be in writing and shall be:

10.1.1	delivered by hand or by pre-paid first-class post or other next working day delivery service at the address specified for such party on page 1 of this Agreement; or

10.1.2	sent by electronic mail to the email address notified in writing to the other party by the relevant party.

10.2	Any notice shall be deemed to have been received:

10.2.1	if delivered by hand, on signature of a delivery receipt or at the time the notice is left at the proper address;

10.2.2	if sent by pre-paid first-class post or other next working day delivery service, at 9.00 am on the second Business Day after posting or at the time recorded by the delivery service; or

10.2.3	if sent by email:

10.2.3.1	if before 5:30pm on a Business Day, on that Business Day; or

10.2.3.2	if after 5:30pm on a Business Day or on a day that is not a Business Day, at 09:00am on the next Business Day after transmission.

10.3	This clause 10 does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

11.	Agreement survives Completion

This Agreement (other than obligations that have already been fully performed) remains in full force following Completion.

12.	Confidentiality

12.1
The Parties hereby agree with each other that they shall treat as confidential the provisions of this Agreement and shall not make any disclosure of its terms, save to the extent that such disclosure is required pursuant to any law or regulatory rule or requirement applicable in respect of the Party making such disclosure.

12.2
The Parties hereby agree with each other that the confidentiality of each Party is paramount and the Parties acknowledge and accept that a redacted executed version of this Agreement shall constitute a valid and binding version of this Agreement.

13.	Governing law and jurisdiction

13.1
This Agreement (and any dispute or claim relating to it or its subject matter (including non-contractual disputes or claims)) is governed by and is to be construed in accordance with the laws of the island of Guernsey.

13.2
The parties irrevocably agree that the courts of the island of Guernsey shall have exclusive jurisdiction to settle any dispute, claim or issue (including non-contractual disputes or claims) which may arise out of or in connection with this Agreement.

THIS AGREEMENT has been entered into on the date stated at the beginning of it.

Signed by SUPER GROUP (SGHC) LIMITED	) )
Director

Signed by [_______________________ as	)
trustee of ________________________]	)
Authorised Signatories